UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2017

PARKWAY, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37819	61-1796261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

San Felipe Plaza 5847 San Felipe Street, Suite 2200,
Houston, Texas		77057
(Address of Principal Executive Offices)		(Zip code)

(346) 200-3100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On February 23, 2017, Parkway, Inc. (the “Company”) issued a press release regarding its results of operations for the quarter ended December 31, 2016. A copy of this press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 24, 2017, the Company will hold its earnings conference call for the quarter ended December 31, 2016, at 10:00 a.m. Eastern Time.

The information furnished to the SEC pursuant to this item is furnished in connection with the public release of information in the press release on February 23, 2017 and on the Company's February 24, 2017 earnings conference call.

The information set forth in Items 2.02, 7.01 and 9.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 7.01.	Regulation FD Disclosure

Following the issuance of the press release on February 23, 2017 announcing the Company's results for the quarter ended December 31, 2016, the Company made available supplemental information regarding the Company's operations. A copy of the Company's Supplemental Financial and Portfolio Information for the quarter ended December 31, 2016 is available on the Company's website at www.pky.com.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release of Parkway, Inc. dated February 23, 2017, announcing the results of operations of Parkway, Inc. for the quarter ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2017	PARKWAY, INC.

	BY:	/s/ A. Noni Holmes-Kidd
A. Noni Holmes-Kidd
Vice President, General Counsel and Secretary